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                       ---------------------------


                      FIRST NATIONWIDE HOLDINGS INC.

            10 5/8% Senior Subordinated Exchange Notes Due 2003


                       ---------------------------


                      SECOND SUPPLEMENTAL INDENTURE

                      Dated as of September 11, 1998


                    Supplementing the Indenture, dated
           as of September 19, 1996, As Supplemented, Between
                    First Nationwide Holdings Inc. and
                    The Bank of New York, as Trustee



                       ---------------------------

                          THE BANK OF NEW YORK,
                                AS TRUSTEE

                       ---------------------------



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         SECOND SUPPLEMENTAL INDENTURE, dated as of September 11, 1998 (the
"Second Supplemental Indenture"), among FIRST NATIONWIDE HOLDINGS INC., a Delaware corporation (the "Company"), NEW FIRST NATIONWIDE HOLDINGS INC., a Delaware corporation to be renamed Golden State Holdings Inc. ("New FNH"), and THE BANK OF NEW YORK (the "Trustee"), as Trustee under the Indenture referred to herein.

         WHEREAS, the Company and the Trustee heretofore executed and delivered an Indenture, dated as of September 19, 1996, as supplemented by the First Supplemental Indenture dated as of January 3, 1997 (the "Indenture") in respect of the 10 5/8% Senior Subordinated Exchange Notes Due 2003 (the "Securities"); and

         WHEREAS, the Company and New FNH have entered into the Assignment and Assumption Agreement, dated as of September 11, 1998, pursuant to which the Company will transfer all of its assets to New FNH and New FNH will assume all of the liabilities of the Company (the "Asset Transfer"); and

         WHEREAS, Section 5.01(a) of the Indenture provides that if the Company transfers all or substantially all its assets to any other Person, such Person must expressly assume by supplemental indenture all of the obligations of the Company under the Securities and the Indenture and that such transferee Person shall be the successor Company and shall succeed to, and be substituted for, the Company under the Indenture; and

         WHEREAS, Section 10.01(2) of the Indenture provides that the Company and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities in order to comply with Article V of the Indenture; and

         WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of the Company and New FNH.

         NOW, THEREFORE, the Company, the Trustee and New FNH agree as follows for the equal and ratable benefit of the Holders of the Securities:



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                                    ARTICLE I

                       ASSUMPTION BY SUCCESSOR CORPORATION

         SECTION 1.1. Assumption of the Securities. New FNH, as the transferee Person in the Asset Transfer, hereby expressly assumes the due and punctual payment of the principal of and interest on the Securities and all obligations of the Company under the Securities and the Indenture and shall be the successor to the Company under the Indenture.

         SECTION 1.2. Release of the Company. Upon New FNH becoming the successor Company under the Indenture, the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

         SECTION 1.3. Trustee's Acceptance. The Trustee hereby accepts this Second Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                   ARTICLE II

                                  Miscellaneous

         SECTION 2.1. Effect of Supplemental Indenture. Upon the later to occur of (i) the execution and delivery of this Second Supplemental Indenture by the Company, New FNH and the Trustee and (ii) the consummation of the Asset Transfer, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

         SECTION 2.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

         SECTION 2.3. Indenture and Supplemental Indenture Construed Together. This Second Supplemental Indenture is an indenture supplemental to and


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in implementation of the Indenture, and the Indenture and this Second
Supplemental Indenture shall henceforth be read and construed together.

         SECTION 2.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

         SECTION 2.5. Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Second Supplemental Indenture, the provision of the TIA shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

         SECTION 2.6. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 2.7. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

         SECTION 2.8. Headings. The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 2.9. Benefits of Second Supplemental Indenture, etc. Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

         SECTION 2.10. Successors. All agreements of New FNH and the Company in this Second Supplemental Indenture shall bind their respective succes-


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sors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

         SECTION 2.11. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and New FNH, and the Trustee assumes no responsibility for their correctness.

         SECTION 2.12. Certain Duties and Responsibilities of the Trustee. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         SECTION 2.13. Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 2.14. Counterpart Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.



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               IN WITNESS WHEREOF, the parties have caused this Second
Supplemental Indenture to be duly executed as of the date first written above.


                                    FIRST NATIONWIDE
                                       HOLDINGS INC.



                                    By: /s/ Glenn P. Dickes
                                       ---------------------------------------
                                          Name:   Glenn P. Dickes
                                          Title:  Vice President and Secretary


                                    NEW FIRST NATIONWIDE
                                      HOLDINGS INC.



                                    By: /s/ Glenn P. Dickes
                                       ---------------------------------------
                                          Name:   Glenn P. Dickes
                                          Title:  Vice President and Secretary


                                    THE BANK OF NEW YORK, as Trustee



                                    By:
                                       ---------------------------------------
                                          Name:
                                          Title:

               IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.


                                    FIRST NATIONWIDE
                                       HOLDINGS INC.



                                    By:
                                       ---------------------------------------
                                          Name:
                                          Title:


                                    NEW FIRST NATIONWIDE
                                      HOLDINGS INC.



                                    By:
                                       ---------------------------------------
                                          Name:
                                          Title:


                                    THE BANK OF NEW YORK, as Trustee



                                    By: /s/ THOMAS C. KNIGHT
                                       ---------------------------------------
                                          Name:   THOMAS C. KNIGHT
                                          Title:  ASSISTANT VICE PRESIDENT